EXHIBIT 1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.


         The Articles of Incorporation of Advanced Electronic Support Products, Inc. (the "Corporation"), originally filed with the Secretary of State of Florida on September 8, 1983 are hereby amended and restated in their entirety as follows:

                                ARTICLE I - NAME

         The name of the Corporation shall be:

                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.

                              ARTICLE II - DURATION

         The Corporation is to exist perpetually.

                              ARTICLE III - PURPOSE

         The purpose for which the corporation is formed and the principal objects of business to be carried on by it are as follows:

         (a) To design, manufacture, assemble, market, and distribute products used in connection with computers, audiovisual devices, and other electronic devices.

         (b) To engage in and carry on the business of manufacturing and producing, buying, selling or otherwise dealing in or with goods, wares and merchandise of every kind and description and to acquire, own, use, sell and convey, mortgage or otherwise encumber any real estate or personal property in whole or in part and in any manner whatsoever to acquire, own, dispose of franchises, licenses, options or rights in any real estate or personal property or other property interests.

         (c) To conduct and engage in any business, occupation or enterprise and to exercise any power or authority which may be done by a private corporation organized and existing under any by virtue of Chapter 607 of the Florida Business Corporation Act, it being the intention that the Corporation may conduct and transact any business lawfully authorized and not prohibited by said Chapter 607, Florida Business Corporation Act.



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                           ARTICLE IV - CAPITAL STOCK


         The total number of shares of capital stock which the Corporation shall have the authority to issue is 21,000,000 of which (i) 20,000,000 shares shall be Common Stock, par value $0.001 per share (the "Common Stock"), and (ii) 1,000,000 shares shall be Preferred Stock, par value $0.001 per share (the "Preferred Stock").

         The number of authorized shares of the class of Preferred Stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, pursuant to the resolution or resolutions establishing the class of Preferred Stock or these Articles of Incorporation, as it may be amended from time to time.

         The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class of series of stock shall be determined in accordance with, or as set forth below.


                                 A. COMMON STOCK


         SECTION 1. GENERAL. Except as otherwise expressly provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

         SECTION 2. VOTING. Each holder of record of Common Stock shall be entitled to one non-cumulative vote for each share of Common Stock standing in his or her name on the books of the Corporation.

         SECTION 3. DIVIDENDS. Subject to applicable law, the holders of Common Shares shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors of the Corporation may determine in its sole discretion, with each share of Common Stock sharing equally, share for share, in such dividends.

         SECTION 4. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event") after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.


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                               B. PREFERRED STOCK

         Subject to any limitations prescribed by law, the Board of Directors of the Corporation or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Florida, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this Article IV to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of a series of Preferred Stock and any qualifications, limitations and restrictions thereof shall require the affirmative vote of a majority of the Directors then in office or a majority of the members of such committee. The Board of Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Preferred Stock to the extent permitted by law:

         (a) The distinctive serial designation and the number of shares constituting such series;

         (b) The dividend rates of the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

         (c) The voting powers, full or limited, if any, of the shares of such series;

         (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

         (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

         (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;


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         (h) The price or other consideration for which the shares of such series shall be issued;

         (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

         (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

                               ARTICLE V - ADDRESS

         The principal place of business of the Corporation shall be at 1810 N.E. 144th Street, North Miami, Florida, 33181 or at such other place as may be designated by the Board of Directors from time to time. The Corporation shall have full power and authority to transact business and to establish offices or agencies at such places as may be in the best interest of the Corporation.

                              ARTICLE VI -DIRECTORS

         The business of the Corporation shall be conducted by a Board of Directors consisting of not less than one (1) nor more than nineteen (19) members, the exact number to be determined from time to time in the By-laws of the Corporation.

                          ARTICLE VII - INDEMNIFICATION

         The Corporation shall indemnify the directors, officers, employees or agents of the Corporation exercising powers and duties in such capacities, to the full extent now or hereafter permitted by law, and as further set forth in the By-laws of the Corporation.

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         The above Amended and Restated Articles of Incorporation were adopted and approved by all of the directors and all of the shareholders of the Corporation with the number of votes cast for the amendments by the shareholders being sufficient for approval of such amendments on December 10, 1996.

         IN WITNESS WHEREOF, the undersigned have executed these Amended and Restated Articles of Incorporation on behalf of the Corporation this 10th day of December, 1996.

                                              /s/ SLAV STEIN
                                            ----------------------------
                                            Slav Stein
                                            President



                                              /s/ ROMAN BRISKIN
                                            ----------------------------
                                            Roman Briskin
                                            Secretary



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